                                                                    Exhibit 99.2

                   CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Periodic Report"), I, Charles L. Hall, Vice President, Controller and Chief Accounting Officer of Equistar Chemicals, LP, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d)); and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Equistar Chemicals, LP.

Date: May 9, 2003                   /s/ Charles L. Hall
                                    ------------------------------------
                                    Charles L. Hall
                                    Vice President, Controller and
                                    Chief Accounting Officer
                                    (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Equistar Chemicals, LP and will be retained by Equistar Chemicals, LP and furnished to the Securities and Exchange Commission or its staff upon request.